Exhibit 99.2

COOPERATION AGREEMENT

This Cooperation Agreement (“Agreement”) is made and entered into on 23 December 2006 between:

SAN MIGUEL CORPORATION, a corporation incorporated under the laws of the Philippines with principal office at 40 San Miguel Avenue, Mandaluyong City, Philippines  (“SMC”)

- and -

COCA-COLA SOUTH ASIA HOLDINGS INC., a corporation incorporated under the laws of Delaware, United States of America with principal office at One Coca-Cola Plaza, Atlanta, Georgia 30313, U.S.A. (“Purchaser”).

Definitions – All defined terms used in this Cooperation Agreement shall bear the same meaning as that given to them in the Share Purchase Agreement between San Miguel Corporation (“SMC”), San Miguel Beverages (L) Pte Ltd, San Miguel Holdings Limited (“Sellers”) and Coca-Cola South Asia Holdings (“Purchaser”) dated 23 December 2006 (the “SPA”) unless otherwise specifically defined herein.

I.                                         Cooperation:

1.                                       SMC shall, and shall use all reasonable efforts to ensure that all SMC Subsidiaries shall act in good faith and shall ensure that its officers and employees comply with this Cooperation Agreement and all contractual arrangements entered into by SMC or the SMC Subsidiaries with the Group Companies.

To this end, SMC agrees to perform, and shall procure that the SMC Subsidiaries shall perform the following acts and/or provide the following services and/or comply with the following obligations:

(a)                                  Full compliance with clause 10 of the SPA on non-compete obligations within the time periods stated therein.

(b)                                 Full compliance in all material respects with the supply and services contracts in place between the SMC Subsidiaries and the Group Companies as at Closing and anytime after Closing until termination of this Agreement and for the time periods specified therein within the term of this Agreement.

2.                                       In the event that there is no such contract in place but a Group Company requests SMC or the SMC Subsidiaries to provide goods or services and SMC or the relevant SMC Subsidiary is capable of supplying such goods or services to the

Group Companies then, SMC shall and shall cause the SMC Subsidiaries to adhere to and comply with the following general principles in respect of the negotiation of such contracts:

(a)                                  The Group Companies will be given terms and conditions for the purchase of such goods or services which are at least equal (taking into account the key commercial elements of the terms and conditions, such as volume purchased and quality of goods or service, specifications, etc.) to those being purchased in the Philippines by other customers or clients from  SMC or  the SMC Subsidiaries  and subject to SMC using all reasonable efforts to obtain agreement from any party in an SMC Subsidiary in which SMC does not have or in the future may not have, management control and which SMC may have to obtain.

(b)                                 In the event that the terms and conditions of an offer from any   Group Company for the purchase of goods or services from  SMC or the SMC Subsidiaries are the same as or equal  (taking into account the key commercial elements of the terms and conditions, such as volume purchased and quality of goods or service, specifications etc) to those offered to SMC or the SMC Subsidiaries by another  customer or client in the Philippines, then the Group Company will be guaranteed access to obtaining the goods  and/or services required, subject to agreement from any third party in an SMC Subsidiary  in which SMC does not have or in the future may not have   management control and which SMC will use all reasonable efforts to obtain

For the avoidance of doubt, the term “customers or clients” referred to in clauses (2)(a) and 2(b) shall not include SMC, SMC Subsidiaries or SMC’s Affiliates.

In the event that there are no key commercial elements of the terms and conditions to a third party customer or client that are or can be used for the purposes of comparison pursuant to clause 2(a) above then nothing contained in this clause 2 will be interpreted to imply that SMC or the SMC Subsidiaries  shall be compelled to enter into supply of goods or services contracts with a Group Company which will result in an uneconomic return to SMC or the SMC Subsidiaries.

Further, SMC and the SMC Subsidiaries will not be obliged to disclose to the Group Companies any confidential information regarding an offer to or contract with another customer or client.

3.                                       The Group Companies shall invite SMC or the SMC Subsidiaries to offer their goods or services whenever a Group Company requires goods and/or services capable of being provided by SMC or SMC Subsidiaries.  In the event that SMC or any of the SMC Subsidiaries offer terms and conditions for the supply of goods produced or landed in the Philippines or services rendered in the Philippines which are at least equal (taking into account the key commercial elements of the terms and conditions, such as volume purchased and quality of goods, services, specifications etc) to those being offered by other arms length suppliers to the Group Companies then SMC will be awarded the contract to supply all or a reasonable portion  of the goods and/or services to the Group Company.

For the avoidance of doubt nothing in this is intended to imply that the Group Companies shall be compelled to enter into supply or service contracts with SMC or one of the SMC Subsidiaries which is uneconomic to the Group Company nor that the Group Company is obliged to disclose to SMC any confidential information regarding a bid or offer received from another supplier.

4.             Subject to the Transition Services Agreement or an agreed contract,

(a)                                for a period of 100 days following the Closing Date, SMC shall make the necessary introduction of the Group Company representatives to the relevant personnel in the Beverage Industry Association of the Philippines, Sugar Regulatory Authority and Bureau of Customs; and

(b)                                 for the full term of this Cooperation Agreement, SMC shall provide the Group Companies with recommendations and advice on how to establish, manage and maintain relationships with the said agencies and how to address any legislative advocacy concerns and questions that the Group Companies may have.

5.                                       The Parties agree:

(a)                                  that there shall be no hiring of any managerial employees or officers of the Group Companies as of Closing by SMC or the SMC  Subsidiaries, for 3 years from Closing, without the Group Company’s consent

(b)                                 that there shall be no hiring of any managerial employees or officers of SMC or SMC Subsidiaries as of  Closing  by the Group Companies or The Coca-Cola Export Corporation – Philippines Branch, for a period of 3 years after Closing, without SMC’s consent.

(c)                                to respect any non-compete contracts their respective separated managerial employees or officers may have and not induce said separated employees and officers to breach their respective contracts.

6.                                       SMC shall obtain and provide to the Purchaser the Certificate Authorizing Registration (CAR) from the Bureau of Internal Revenue (BIR) authorizing the transfer to The Coca-Cola Company or its Affiliate of all the shares of Beverages Far East Inc (BFEI).

SMC shall assist in getting BFEI dissolved and shall further shoulder the costs and penalties payable to any government agency in connection with any government filing of BFEI that was not filed on time as well as the costs and expenses (except counsel’s fees) directly connected with the dissolution of BFEI as a result of the CAR not having been available in 2001.

7.                                       SMC shall, during the term of this Cooperation Agreement, continue to:

(a)                                  provide reasonable assistance to the relevant Group Company to transfer the transfer certificates of title and real property tax declarations  in the name of a Group Company to the appropriate and relevant Group Company as provided in Part B of Schedule 14 of the SPA.

(b)                                 provide reasonable assistance to the relevant Group Company in transferring the water permits in the name of a Group Company to the appropriate and  relevant Group Company and in resolving or defending any dispute, litigation, case, assessment or claim relating to the permits, licenses, approvals and consents, in each case, listed in Part B of Schedule 15 of the SPA.

(c)                                  provide reasonable assistance to the relevant Group Company in transferring and/or obtaining all other permits, licenses and approvals not listed in Schedule 15 of the SPA for the use and operation of the Company Properties and Leased Properties in the regular course of business, such as the mayor’s permit, environmental compliance certificate, etc., defective or outstanding as of Closing.

II.                                     Term:

The term of the Cooperation Agreement shall be for a period of five (5) years from Closing unless otherwise earlier specified in this Cooperation Agreement or the SPA.

III.                                 Breach and Consequences of Breach:

Subject to the further provisions of this clause III and clause IV, should either Party fail to comply with any of the above obligations (the “Defaulting Party”), a breach of this Cooperation Agreement shall be deemed to have occurred and  a claim for penalties may be made by the other Party (the “Non-Defaulting Party”) for the breach in accordance with the following:

(a)                                The Non-Defaulting Party or their representatives will send the Defaulting Party a written notice of breach (“Notice of Breach”) with the nature of the breach within 30 days from the date of the Non Defaulting Party’s actual knowledge of the breach.

(b)                                 The Defaulting Party shall be entitled to remedy the non-compliance or send a notice disputing that a breach occurred (“Notice of Dispute”) within 30 days from their receipt of the Notice of Breach (“Remedy Period”);

(c)                                  In the event that the Defaulting Party (i) files a Notice of Dispute; or (ii) fails or is unable to remedy the non-compliance to the Non Defaulting Party’s reasonable satisfaction within the Remedy Period, then either Party  shall have 30 days from the filing of the Notice of Dispute on the end of the Remedy Period as the case may be, to refer the dispute under this Agreement to the Chief Executive Officers (the “CEOs”) of the Parties, respectively (“Referral to the CEOs”) The CEOs will have 30 days from the date of Referral to the CEOs to discuss and agree on a resolution of the dispute (“CEO Resolution Period”).

(d)                                 In the event that a reasonable and mutually acceptable resolution of the issue is not agreed to by the CEOs within the CEO Resolution Period, then either Party may refer the claim and the matters in dispute to arbitration.

(e)                                  The amount of any claim by the Purchaser shall be based on the reasonable impact of the breach upon the Company and its Affiliates in the Philippines, and the amount of such claim shall, subject to the dispute resolution provisions set out below, be deducted from the Fourth Payment in accordance with clause 3.7 of the SPA.

(f)                                    The maximum amount that the Purchaser may claim against the Sellers pursuant to the Cooperation Agreement is US$100,000,000.

IV.                                 Costs:

All reasonable and actual costs approved by the Purchaser for the provision of services or performance of the undertakings by SMC on behalf of the Purchaser pursuant to this Agreement shall be for the account of the Purchaser  or the relevant Group Company.  The Purchaser will not unreasonably withhold its approval for any reasonable and actual costs proposed by SMC.

V.                                     Arbitration:

(a)                                  This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with Philippine law.

(b)                                 Any dispute, controversy or claim arising out of or in connection with this Agreement (a “Dispute”) shall be resolved in accordance with the following procedure:

(i)                                     The dispute, controversy or claim shall be referred to and finally resolved by arbitration in Singapore in accordance with the UNCITRAL Arbitration Rules as then in force.

(ii)                                  The arbitration tribunal shall consist of three (3) arbitrators.  The Sellers shall be entitled to nominate one (1) arbitrator; the Purchaser shall be entitled to nominate one (1) arbitrator; the third arbitrator shall be nominated by the other nominated arbitrators.

(iii)                               The language to be used in the arbitration proceedings shall be English.  The decision of the arbitration tribunal shall be final and binding on all parties.  The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and reasonable attorneys’ fees) shall be borne by the losing Party except as otherwise awarded by the arbitration tribunal.

(iv)                              The Parties hereby expressly waive their rights (i) to apply to any court of competent jurisdiction to determine a preliminary point of law and (ii) to appeal to any court of competent jurisdiction on a question of law arising out of an arbitration award of the arbitration tribunal.

(v)                                 Any award of the arbitrators may be enforceable by any court having jurisdiction over the party(ies) against which the award has been rendered, or wherever assets of that party are located, and will be enforceable in accordance with the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958).

(c)                                  Neither the existence of Dispute, nor the fact that arbitration is pending hereunder, shall relieve either of the Parties of their obligations under this Cooperation Agreement.  Each Party shall continue to exercise its respective rights, and fulfill its obligations under this Agreement while a Dispute is being resolved through arbitration, except for the matters in Dispute.

(d)                                 All notices by either Party in connection with the arbitration shall be in writing and made in accordance with the applicable terms of this Cooperation Agreement.

(e)                                  The Parties agree to facilitate the arbitration by: (i) making available to each other and to the arbitrators all documents, books, records and personnel under their control as the arbitrators may determine to be relevant to the dispute, (ii) conducting arbitration hearings on successive days, and (iii) observing strictly the time periods established by the UNCITRAL Arbitration Rules and the arbitration tribunal for the submission of evidence and briefs.

Executed this 23rd day of December 2006, at Mandaluyong City Philippines.

SAN MIGUEL CORPORATION

SAN MIGUEL BEVERAGES (L) PTE LIMITED

SAN MIGUEL HOLDINGS LIMITED

By:	/s/ Ramon S. Ang

Name:	RAMON S. ANG
Position:	SMC Vice-Chairman, President and Chief Operating Officer

COCA-COLA SOUTH ASIA  HOLDINGS INC.

By:	/s/ Alexander P.M. von Behr

Name:	ALEXANDER P.M. von BEHR
Position:	Authorized Representative